Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Boise Inc.

We hereby consent to the inclusion in the Prospectus constituting part of Post Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 21, 2008, on the consolidated financial statements of Aldabra 2 Acquisition Corp. as of December 31, 2007 and for the period from February 1, 2007 (inception) to December 31, 2007.  We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

New York, New York

June 12, 2008